SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT
                     REPORT Pursuant to
                     Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31,
                             1996


             Sims Communications, Inc. (Exact name of registrant as specified in its charter)


     Delaware               0-25474          65-0287558
(State or other jurisdiction  (Commission (I.R.S. Employer) of
incorporation)          File Number) Identification No.)


  3333 South Congress Avenue, Suite 401, Delray Beach,
         Florida                       33445

(Address of Principal executive offices) (Zip code)

Registrant's telephone number, including area code (561) 265-3601

















N/A Former Name or Former Address, If Changed Since Last Report

















                          Page 1 of Pages








Exhibit Index is on Page


Item 2. Acquisition or Disposition of Assets Effective December 31, 1996, the Company acquired Link International Technologies, Inc. in consideration for the issuance of 674,157 shares of the Company's Common Stock. For financial statement purposes the acquisition was accounted for under the purchase method and the assets acquired from Link (net of liabilities) were valued by the Company at approximately $600,000.

Item 5.  Other Events
         During October 1996 the Company sold 800,000 shares of common stock in a private offering at a price of $0.50 per share. During December 1996 loans to the Company in the amount of $25,000 were converted into 50,000 shares of the Company's common stock (conversion rate of $0.50 per share).
         During December 1996 loans to the Company in the amount of $100,000 were converted into 142,860 shares of the Company's common stock (conversion rate of $0.70 per share).
            In December 1996 the Company acquired Link
International Technologies, Inc.  See Item 2 of this Report.
         The Company's consolidated condensed financial statements as of December 31, 1996 and for the three months then ended are presented below:

                              December 31, 1996
Current Assets                   $2,111,835
Net Property and Equipment       1,161,201
Other Assets                    1,230,517

Total Assets                   $4,503,553


Current Liabilities            $2,870,665
Long Term Liabilities              59,310
         Stockhoders' Equity    1,573,578
                               $4,503,553


                                                  Three Months
                                                   Ending
                                                   December 31,
                                                   1996
         Total Revenues                           $1,035,797
         Cost of Sales                              (620,879)
         Operating Expenses                         (770,207)
         Net Loss                                  $(355,289)

       The Company's balance sheet as of December 31, 1996 reflects the following:
         1.   The acquisition of Link International Technologies,
Inc.
         2. the receipt of $400,000 in connection with the sale of 800,000 shares of the Company's Common Stock at $0.50 per share, and

         3. the conversion of $125,000 in bridge loans into 192,860 shares of the Company's Common Stock.

         Subsequent to December 31, 1996, the Company received $801,000, net of sales commissions, from the sale of 1,272,571 shares of Common Stock at $0.70 per share. The sales were made pursuant to a Private Offering Memorandum dated December 9, 1996. This Private Offering Memorandum originally offered 800,000 shares for sale at $0.70 per share. However, as of the date of this report, this Private Offering was oversubscribed by approximately 472,500 shares. A pro forma balance sheet of the Company giving effect to the receipt of the $801,000 and the projected loss for the month of January 1997 is presented below. The projected loss includes the operations of Link.
         Shareholders' Equity as of
         December 31, 1996                         $1,573,578

         Sale of Shares In
         Private Offering At
         $0.70 Per Share                              801,000
         Projected Consolidated
         Loss For January 1997                       (150,000)

         Stockholders' Equity at
         January 31, 1997                          $2,224,578

Item 7.  Financial Statements and Exhibits

     (a) Financial statements of business acquired (to be filed by amendment on or before February 28, 1997)

        (b) Pro-forma financial statements pertaining to acquisition of Link International Technologies,
Inc. (to be filed by amendment on or before February 28, 1997)

         (c)  Exhibits:

              Exhibit No. 2.           Agreement for Exchange of
              (Plan of Acquisition)    Shares Between Sims
                                       Communications, Inc. and
Link International
Technologies, Inc.


                           SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE:  February 10, 1997             SIMS COMMUNICATIONS, INC.

                                       By /s/ Melvin Leiner
                                         Melvin Leiner, President

1332D/p.73-76